[Bryan Cave LLP Lettherhead]

December 22, 2005



Bunge Limited
50 Main Street
White Plains, NY 10606

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Bunge Limited, a Bermuda limited liability company ("the Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Act of an aggregate of Fifty Thousand (50,000) Common Shares, par value $.01 per share, of the Company (the "Shares") issuable from time to time to participants (the "Participants") pursuant to the Bunge Savings Plan - Supplement A (the "Plan"), including 50,000 Series A Preference Share Purchase Rights attached to the Shares, and an indeterminate number of interests in the Plan (the "Interests"). The Plan is governed by New York law and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA").

In connection herewith, we have examined:

   (1)    the Plan; and

   (2)    the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates and statements of appropriate representatives of the Company.


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Bunge Limited
December 22, 2005
Page 2

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Interests, when issued in accordance with the Plan, will constitute valid and binding obligations of the Plan.



In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, our opinion contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (1) an implied covenant of good faith and fair dealing.

Our opinion herein reflects only the application of applicable New York State law (excluding the securities and blue sky laws of such State, as to which we express no opinion) and ERISA. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion letter is being delivered by us solely for your benefit pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act. We do not render any opinion except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP